Exhibit 31.2
Certification Pursuant To
Rule 13a-14(a) of the Securities Exchange Act of 1934
I, William G. Barker III, certify that:
1.	I have reviewed this annual report on Form 10-K/A of Sun-Times Media Group, Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Not applicable]

4.	[Not applicable]

5.	[Not applicable]
Date: April 30, 2007

/s/ William G. Barker III
Name:	William G. Barker III
Title:	Senior Vice President and Chief Financial Officer